EXHIBIT 99.1

November 20, 2006

Dear AEC1 Shareholders,

         Re:      Dividend of Alternate Energy Corporation Common Stock

                  As you are aware, your Board of Directors previously approved a dividend in kind (the "Dividend"), of the shares (the "Dividend Shares"), of the class of common stock of Alternate Energy Corporation that are held by AEC1, Inc. The Dividend Shares represent approximately 58.6% of the outstanding shares of the common stock of Alternate Energy Corporation, and will be freely transferable by the holders thereof except for affiliates of AEC1. The Dividend is being made on a pro rata basis to all AEC1 shareholders based on a one-for-one ratio. That is, you will receive one Dividend Share for each share of AEC1 common stock that you hold of record as of the record date.

                   Please be advised that we have looked into the possible tax consequents of this dividend and have concluded that there is no tax payable on this in the United States. We did not go to the expense of obtaining an opinion in writing because we did not feel that it was necessary. We were obliged to include the following tax information as a matter of course.

                  Attached is a brief description of the U.S. income tax implications of the Dividend Shares that you will be receiving. This summary does not address the particular federal income tax consequences applicable to shareholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending on their particular tax situations unrelated to the Dividend, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. You are urged to contact your own tax and financial advisers in connection with evaluating the tax consequences to you of receiving the Dividend Shares.

                  Please feel free to call Michael Mulshine (Investor Relations) at 732-292-0982 if you have any questions in this regard. Thank you very much for your patience and support.

Sincerely,

/s/ Blaine Froats
-----------------------------
Blaine Froats
Chairman of the Board
Attachment

    IMPORTANT U.S. TAX INFORMATION FOR AEC1, INC. SHAREHOLDERS REGARDING THE
                   SPIN-OFF OF ALTERNATE ENERGY CORPORATION.

The Distribution:

The special Dividend to AEC1, Inc. ("AEC1") shareholders of record on March 17, 2006 of Dividend Shares of common stock in Alternate Energy Corp. ("Alternate Energy") will be made within 60 days of receipt of the letter mailed to shareholders, dated November 20, 2006. The Company will distribute one Dividend Share of Alternate Energy common stock for every one share of AEC1 common stock you held at the close of the market on March 17, 2006. There were no fractional shares issued as this was a one-for-one distribution. You now own shares in AEC1, a reporting company whose shares are not publicly traded, and in Alternate Energy which is traded on the Over The Counter Bulletin Board ("OTCBB") under the symbol ARGY.

Consult Your Tax Advisor:

The tax information provided below is provided to guide you through the potential tax consequences of the spin-off distribution. It is our interpretation of the federal tax regulations in the United States. The tax information provided below does not address state income tax regulations or those of any government outside the United States. We are not offering legal or tax advice with respect to your specific taxable position of your tax return. You should consult your tax advisor if you have any questions.

Federal Income Tax Consequences:

AEC1 and Alternate Energy intend for the distribution to be tax free for U.S. federal income tax purposes. Neither AEC1 nor Alternate Energy have sought or received opinions from their counsel or independent public accountants as to the U.S. federal income tax or other tax consequences of the receipt of the Alternate Energy shares by AEC1 shareholders. In addition, neither AEC1 nor Alternate Energy has requested an advance ruling from the Internal Revenue Service ("IRS") as to the tax consequences of the distribution. While our research has led us to believe this will be a tax free distribution for U.S. federal income tax purposes, we recognize that there are various types of shareholders such as corporations, partnerships and trusts and therefore no assurance can be given that the IRS or the courts will agree that the distribution is tax free.

Tax Basis Determination:

If you sell your shares in Alternate Energy or AEC1 following the distribution you may have to pay taxes. To determine your tax basis in your AEC1 shares, you must first determine the original cost of the shares that you owned in Environmental Products Group Inc. ("EPG"). These shares would have been acquired at prices ranging from $0.50 to $5.00 per share and you will need to check your own records to verify the cost of those shares. The AEC1 shares were a spin-off from EPG and each shareholder was given 5 AEC1 shares for each share held in EPG. Therefore, the tax basis for the shares you currently own in AEC1 would be the gross amount paid for your EPG shares divided by 5. For example, if you purchased 1 share in EPG for $5.00, you would have received 5 shares in AEC1, each with a tax basis of $1.00. Once you have determined your tax basis for your AEC1 shares, the tax basis for your Alternate Energy shares will be exactly the same since you own the same number of AEC1 shares as Alternate Energy shares.

Holding Period:

The holding period of your Alternate Energy shares is the same as your AEC1 shares for the purpose of determining whether a capital gain or capital loss on a sale of Alternate Energy shares is short term or long term.

The information regarding the U.S. federal income tax consequences of the spin-off presented in this letter is for general reference only and does not purport to cover all U.S. federal income tax consequences that may apply to all categories of shareholders. All shareholders should consult their own tax advisors regarding the particular federal, foreign, state and local tax consequences of the spin-off to them.

Shareholder Statement to be Filed with U.S. Tax Return:
------------------------------------------------------

U.S. Treasury Department regulations require that if you are a "significant distributee", within the meaning of ss.1.355-5T, that you sign and attach to the U.S. federal income tax return a statement setting forth certain prescribed information about the distribution. An individual is a "significant distributee" if (1) he or she is a holder of stock of a AEC1 (the "Distributing Corporation") that receives a distribution and immediately before the distribution, such holder: (i) owned at least 5% (by vote or value) of the total outstanding stock of the Distributing Corporation if the stock owned by such holder is publicly traded, or (ii) owned 1% (by vote or value) of the total outstanding stock of such Distributing Corporation if the stock owned by such holder is not publicly traded; or (2) a holder of AEC1 securities that receives stock of Alternate Energy and immediately before the distribution of the stock, such holder owned securities in AEC1 with a basis of $1,000,000 or more.

AEC1 is not a publicly traded company.

We are enclosing a proposed statement that you may want to consider for this purpose after consulting your tax advisor.

If you have any questions, please contact Michael Mulshine (Investor Relations) at (732)292-0982

Sincerely,

/s/ Sean Froats
------------------------
Sean Froats
Corporate Secretary

                          FORM OF INFORMATION STATEMENT
           TO BE PROVIDED TO INTERNAL REVENUE SERVICE BY SHAREHOLDERS

                    "STATEMENT PURSUANT TO ss.1.355-5T(b) BY
 -------------------------------------------------------------------------------
     [INSERT NAME AND TAXPAYER IDENTIFICATION NUMBER (IF ANY) OF TAXPAYER],
                           A SIGNIFICANT DISTRIBUTEE"

1. The undersigned, a shareholder owning shares in AEC1, Inc. as of March 17, 2006, received a distribution of stock in a controlled corporation pursuant to Section 355 of the Internal Revenue Code on

         _____________
           (Date)

2. The name, address and employer identification number of the corporations involved are as follows:

                  AEC1, Inc. (Distributing Corporation)
                  3325 North Service Road, Unit 105
                  Burlington, Ontario
                  Canada L7N 3G2
                  Employer ID # 36-4452773

                  Alternate Energy Corporation (Controlled Corporation) 3325 North Service Road, Unit 105
                  Burlington, Ontario
                  Canada L7N 3G2
                  Employer ID # 86-0884116

3. The aggregate basis, determined immediately before the exchange, of any stock ort 0 6 securities transferred by the significant distribute in the exchange, and the aggregate fair market value, determined immediately before the distribution or exchange, of the stock, securities or other property (including money) received by the significant distribute in the distribution or exchange:

     Shareholder's Signature:

     ---------------------------

     Name: _____________________

     Spouse's Signature:

     ___________________________ (if stock held jointly)

     Name: _____________________